Exhibit 99.1

Social Life Network Further Extending The First Quarter 2021 10-Q Filing

LOS ANGELES, CA / May 24th, 2021 / Social Life Network, Inc. (OTC: WDLF) announces today the Company will need an additional few days to complete the filing of their first quarter 10-Q filing. The 5 day extension filed on May 17th, 2021 did not allow for enough time for our audit firm to complete its review procedures to file on May 24th.

“We are still working diligently with our audit firm and aim to complete the 10-Q filing this week that has taken much longer than we expected,” said CEO Ken Tapp. “We are confident that our audit firm, that we have been using for the past 5 years without delays beyond the extension period filing in our quarterly or annual filings, will be able to complete its review procedures in only a few more days needed to file our first quarter 10-Q, and then we can then move forward with our robust schedule of shareholder updates through our podcast series.”

The Company will be re-postponing its shareholder update podcast series schedule in an upcoming 8-K, that will be filed immediately after the filing of the 10-Q.

“We appreciate the patience from our amazing shareholders while we work through this latest delay. We know that everyone is anxious to hear from us and receive updates on each of our TBI licensees as well as Social Life Network’s growth update as a tech business incubator this year,” added Director Todd Markey. “Please exercise patience with us this week, and know that we are endeavoring to grow the company to add shareholder value, while we get through this period and file the 10-Q expeditiously.”

About Social Life Network, Inc.

Social Life Network is a Technology Business Incubator (TBI) that, through individual licensing agreements, provides tech start-ups with seed technology development, legal and executive leadership, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their network user-ship. Our seed technology is an artificial intelligence (“AI”) powered social network and Ecommerce platform that leverages blockchain technology to increase speed, security and accuracy on the niche social networks that we license to the companies in our TBI. Since the launch of the company in January of 2013, the Company has launched niche industry social networks to service the millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, auto racing, travel, hunting, fishing and camping. The Company operates in part, like a publicly traded tech incubator, and retains ownership in each licensee through stock and options ownership when they reach a contracted user ship growth, outlined in their licensing contracts. This allows the Company to minimize its expenses and exposure to failed startups licensees that use its platform.

For more information, visit our website @ www.SocialNetwork.ai

Watch our latest shareholder update podcasts @ www.SocialNetwork.ai/podcast

Safe Harbor and Disclaimer

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of Social Life Network, Inc. All information presented herein with respect to the existing business and the historical operating results of Social Life Network (“the Company”) and estimates and projections as to future operations are based on materials prepared by the management of the Company and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, the Company makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, the Company reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information. Nothing contained herein is or should be relied upon as a promise or representation as to the future. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

Todd Markey

Investor Relations

Social Life Network, Inc.

ir@socialnetwork.ai

1-855-933-3277